United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 31, 2012

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12126	25-144083
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer ID)

20 South Main Street, Chambersburg, Pennsylvania	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code  –   (717) 264-6116

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The news release of Franklin Financial Services Corporation, dated October 31, 2012 and attached as Exhibit 99.1, announces its earnings for the three and nine months ended September 30, 2012 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

The following exhibits are filed herewith:

Number		Description

	99.1	Press Release, dated October 31, 2012 of Franklin Financial Services Corporation

Franklin Financial Services Corporation

/s/ William E. Snell, Jr.
William E. Snell, Jr., President and
Chief Executive Officer

Dated: October 31, 2012

2